Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-252714) and Form S-8 (Nos. 333-218365 and 333-236685) of Janus Henderson Group Plc of our report dated February 26, 2019 relating to the financial statements which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
London, UK
February 24, 2021